Exhibit 99.1

Colorado Belle Gaming, LLC

and Edgewater Gaming, LLC

Combined Financial Report

December 31, 2018

Contents

Independent auditor’s report	1

Financial statements

Combined balance sheet	2

Combined statement of income	3

Combined statement of members’ equity	4

Combined statement of cash flows	5

Notes to combined financial statements	7-13

Independent Auditor’s Report

To the Members

Colorado Belle Gaming, LLC and Edgewater Gaming, LLC

Report on the Financial Statements

We have audited the accompanying combined financial statements of Colorado Belle Gaming, LLC and Edgewater Gaming, LLC (collectively, the Company), which comprise the combined balance sheet as of December 31, 2018, the related combined statements of income, members’ equity and cash flows for the year then ended, and the related notes to the combined financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Colorado Belle Gaming, LLC and Edgewater Gaming, LLC as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Las Vegas, Nevada

March 29, 2019

Colorado Belle Gaming, LLC and Edgewater Gaming, LLC

Combined Balance Sheet
December 31, 2018

Assets	
Current assets:	
Cash and cash equivalents	$ 5,363,761
Accounts receivable, less allowance for doubtful accounts of $260,807	2,068,997
Inventories	1,024,172
Prepaid expenses and other current assets	2,755,790
Total current assets	11,212,720
Property and equipment, at cost:	
Land	26,950,000
Buildings and improvements	129,080,495
Furniture, fixtures and equipment	37,140,978
Construction in progress	1,402,896
	194,574,369
Accumulated depreciation	(80,159,009)
Total property and equipment	114,415,360
Other noncurrent assets	325,283
	$ 125,953,363
Liabilities and Members' Equity	
Current liabilities:	
Accounts payable	$ 1,545,870
Accrued payroll	1,514,752
Other accrued expenses	3,352,179
Deferred revenue	2,074,247
Current portion of long-term debt	427,315
Total current liabilities	8,914,363
Long-term debt, net of current maturities	21,843,083
Other liabilities	421,488
	31,178,934
Commitments and contingencies (Notes 2, 3, 5 and 6)	
Members' equity	94,774,429
	$ 125,953,363

See notes to combined financial statements.

Colorado Belle Gaming, LLC and Edgewater Gaming, LLC

Notes to Combined Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: Colorado Belle Gaming, LLC, a Nevada limited liability company (CB), and Edgewater Gaming, LLC, a Nevada limited liability company (EG) (collectively, the Company), are wholly owned subsidiaries of Marnell Gaming, LLC (MG or parent).

CB owns and operates the Colorado Belle Hotel & Casino, and EG owns and operates the Edgewater Hotel & Casino, both of which are located in Laughlin, Nevada. The two properties are collectively referred to as the Properties.

Basis of presentation and principles of combination: The accompanying combined financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The accompanying combined financial statements have common ownership and similar core business operations. All intercompany profits, transactions and balances have been eliminated in combination.

A summary of the Company’s significant accounting policies follows:

Use of estimates: The financial statements require the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates included in the preparation of the combined financial statements include the estimated useful lives of depreciable assets, and the accrued liability related to the points earned in the player’s club. Actual results could differ from those estimates.

Cash and cash equivalents: The Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains bank accounts at financial institutions that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts receivable: The Company’s accounts receivable primarily represent amounts due from patrons for gaming, hotel and other activities. Accounts receivable are carried at the original transaction amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The Company does not charge interest on accounts receivable.

Inventories: Inventories consist primarily of food and beverage stock, and base stocks, including hotel supplies, uniforms and linens, and are stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method.

Colorado Belle Gaming, LLC and Edgewater Gaming, LLC

Notes to Combined Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Property and equipment: Property and equipment are stated at cost less accumulated depreciation. Costs of repairs and maintenance are charged to expense as incurred. The cost and accumulated depreciation of property and equipment retired, or otherwise disposed of, are eliminated from the respective accounts and any resulting gain or loss is included in operating expenses. Construction in progress is not depreciated until the assets are placed in service. Other property and equipment are generally depreciated over the following estimated useful lives on a straight-line basis:

Depreciation expense of property and equipment for the year ended December 31, 2018, was $10,178,286.

Long-lived assets: The Company evaluates property and equipment and other long-lived assets for impairment in accordance with the Impairment or Disposal of Long-Lived Assets Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC). Long-lived assets and assets to be held and used are to be reviewed for possible impairment whenever events or circumstances indicate the carrying value of an asset may not be recoverable. If indications are that the carrying amount of an asset may not be recoverable, the Company estimates future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset or asset group, an impairment loss must be recognized to write down the asset to its estimated fair value.

Revenue recognition and promotional allowances: Gaming revenue (casino) is (a) the win from gaming activities, which is the difference between gaming wins and losses, less sales incentives and other adjustments, and (b) revenue from gaming-related activities such as poker tournaments. Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. The Company accrues the incremental amount of progressive jackpots as the progressive machine is played and the progressive jackpot amount increases, with a corresponding reduction of gaming revenue. Hotel, food and beverage, retail, entertainment and other revenues are recognized as services are provided. Advance deposits on rooms are recorded as deferred revenue until services are provided to the customer. The retail value of accommodations, food and beverage, and other services furnished to hotel-casino guests without charge is included in gross revenue and then deducted as promotional allowances.

Deferred revenue: Deferred revenue represents room deposits and ticket sales received prior to service being provided. Deferred revenues are recognized as revenue once the services are provided.

Sales taxes: The Company reports revenues net of sales taxes collected and remitted.

Gaming taxes: The Company is subject to taxes based on gross gaming revenue. These gaming taxes are recorded as an expense within the casino line item in the accompanying combined statement of income. These taxes totaled approximately $4,706,000 for the year ended December 31, 2018.

Colorado Belle Gaming, LLC and Edgewater Gaming, LLC

Notes to Combined Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Progressive jackpot liabilities: The Company has a number of progressive jackpot slot machines and progressive poker jackpots. As the machines are played, the amount available to win increases and will be paid out when the appropriate jackpot is won. In accordance with common industry practice, the Company has recorded the progressive jackpots as a liability, less base jackpot, with a corresponding charge against gaming revenue. Progressive jackpot liabilities of $308,405 are included in other accrued expenses at December 31, 2018.

The Company also has available for customer play wide-area progressive slot machines that are interlinked with other unrelated casinos. These machines are monitored and maintained by the vendor and the Company is required to remit a percentage of coin-in to the respective vendor. Fees paid to the vendor and all other administrative charges are recorded as an expense within the casino line item in the accompanying combined statement of income. Total expense for the year ended December 31, 2018, was $1,367,526.

Participation and third-party license arrangements: The Company leases some of its slot machines from gaming equipment manufacturers under participation arrangements, whereby the gaming manufacturer receives a percentage of the handle or net win associated with the leased machines. The Company also pays third-party license fees for proprietary games. Fees paid under participation arrangements and third-party license arrangements are recorded as an expense within the casino line item in the accompanying combined statement of income. Total expense for the year ended December 31, 2018, was $782,163.

Loyalty programs: The Company’s slot club programs (the Slot Programs) allow customers to redeem points earned from their gaming activity at the respective property for cash, free play, complimentary food, beverage, rooms and merchandise. Because redemption of points does not displace a significant number of paying customers and the value of the awards is not significant compared to the original revenue transaction, the Company records revenue for the original transaction and a liability for the value of points earned by members of the Slot Programs. The value of the points is determined by referencing the cash value of points expected to be redeemed for cash or free play, and the incremental (departmental) cost of points expected to be redeemed for complimentary goods or services. The liability is reduced by points not expected to be redeemed (breakage). At the time redeemed, the retail value of complimentaries under the Slot Programs is recorded as revenue with a corresponding offsetting amount included in promotional allowances. The cost associated with complimentary food, beverage, rooms, entertainment and merchandise redeemed under the Slot Programs is recorded in casino expenses. The cost of points redeemed for cash or free play is recorded as a reduction of gaming revenue. The total liability for loyalty programs at December 31, 2018, was $1,250,685.

Advertising costs: Advertising costs, with the exception of television, radio, magazine or direct-response advertising, are expensed as incurred. Television, radio and magazine advertising is expensed the first time the respective advertising appears. Advertising costs included in general and administrative expenses were approximately $566,000 for the year ended December 31, 2018.

Income taxes: As a limited liability company, the Company’s income or loss is allocated to the members. Accordingly, no provision is made in the accounts of the Company for federal income taxes; as such, taxes are liabilities of the members.

Financing and other related costs: These amounts represent costs that are not related to the Company’s core business of casino and hotel operations or hospitality. These amounts are associated with financing and disposal costs related to certain property sold as described in Note 2 and the sale of CB and EW as described in Note 8.

Colorado Belle Gaming, LLC and Edgewater Gaming, LLC

Notes to Combined Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

The Company follows guidance issued by the FASB on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the combined financial statements. Management has evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the combined financial statements to comply with the provisions of this guidance. With few exceptions, the Company is not subject to income tax examinations by U.S. federal, state or local tax authorities for years before 2015.

Recent accounting pronouncements: From time to time, new accounting pronouncements are issued by the FASB or other standard-setting bodies that are adopted by the Company as of the specified effective date.

In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue From Contracts With Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14, which deferred the effective date of ASU 2014-09 one year, making it effective for annual reporting periods beginning after December 15, 2018. The Company will adopt the new revenue guidance effective January 1, 2019, by recognizing the cumulative effect of initially applying the new standard to the opening balance of retained earnings. The Company expects this adjustment to not have a material impact to our net income on an ongoing basis.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue From Contracts With Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs, which rescinds certain Securities and Exchange Commission (SEC) observer comments and staff announcements from the lease guidance and incorporates SEC staff announcements on the effect of a change in tax law on leveraged leases from ASC 840 into ASC 842. In January 2018, the FASB issued ASU 2018-01, Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842, which amends the new lease guidance to add an optional transition practical expedient that permits an entity to continue applying its current accounting policy for land easements that exist or expire before the ASC 842 effective date. In July 2018, the FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases, which makes narrow scope improvements to the standard for specific issues. In July 2018, the FASB also issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method allowing the standard to be applied at the adoption date.

A modified retrospective transition approach is required. An entity may adopt the guidance either (1) retrospectively to each prior reporting period presented in the financial statements with a cumulative-effect adjustment recognized at the beginning of the earliest comparative period presented or (2) retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment. The Company expects to adopt the guidance retrospectively at the beginning of the period of adoption, January 1, 2020, through a cumulative-effect adjustment, and will not apply the new standard to comparative periods presented.

Colorado Belle Gaming, LLC and Edgewater Gaming, LLC

Notes to Combined Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

The new standard provides a number of practical expedients. Upon adoption, the Company expects to elect all of the practical expedients available. The Company is currently evaluating the impact of its pending adoption of the new standard on its combined financial statements.

Subsequent events: The Company has evaluated subsequent events through March 29, 2019, the date on which the combined financial statements were available for issuance.

Note 2.	Sale-Leaseback Transaction

In April 2018, the Company sold certain property and equipment for $22,180,000 to a related party and concurrently entered into an agreement to lease the property back at $161,290 per month through April 2038. Due to the Company’s right to repurchase these assets, the transaction has been accounted for as a financing arrangement, whereby the payments received from the purchaser are recorded as a finance obligation (see Note 3), and payments made under the leaseback are treated as interest expense (at an effective rate of 8.01 percent for CB and 7.67 percent for EG) and a reduction of the finance obligation.

The property and equipment involved in this transaction are included in property and equipment as follows:

Depreciation on the buildings and furniture and fixtures will continue to be recognized. Interest expense relating to this financing arrangement was $1,186,885 for the year ended December 31, 2018.

Note 3.	Long-Term Debt

The Company has entered into various purchase agreements and capital leases with manufacturers and financial institutions with expiration dates through November 2019, bearing interest at rates ranging from 2.59 percent to 8.48 percent. The assets and liabilities under these capital leases are recorded at the present value of the minimum lease payments and are included as a component of furniture, fixtures and equipment. The assets are depreciated over the lesser of their related lease terms or their estimated useful lives. Included in equipment is the cost of assets acquired under capital leases of approximately $468,000 and $875,000 at December 31, 2018 and, 2017, respectively. Depreciation on capital lease assets charged to depreciation expense included on the combined statement of income for the year ended December 31, 2018, was approximately $392,000.

The Company’s debt obligations consisted of the following as of December 31, 2018:

Colorado Belle Gaming, LLC and Edgewater Gaming, LLC

Notes to Combined Financial Statements

Note 3.	Long-Term Debt (Continued)

Scheduled maturities of long-term debt at December 31, 2018, are as follows:

Note 4.	Benefit Plans

Effective June 1, 2007, the Company established a qualified 401(k) plan for eligible employees that allows employees to make contributions from 1 percent to 30 percent of their annual compensation, not to exceed the statutory limit. The Company may, at its discretion, elect to match employee contributions. Matching employee contributions amounted to approximately $94,000 during the year ended December 31, 2018.

Employees of the Company who are members of various unions are covered by union-sponsored, collectively bargained, multi-employer health and welfare and defined benefit pension plans. Of these plans, the Company considers the Southwest Carpenters Pension Plan and Trust (the Pension Plan), under the terms of collective-bargaining agreements with the United Brotherhood of Carpenters and Joiners of America, to be individually significant. The risk of participating in the Pension Plan differs from single-employer plans in the following aspects:

•	Assets contributed to the multi-employer plan by one employer may be used to provide benefits to employees of other participating employers;

•	If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers; and

•

If an entity chooses to stop participating in some of its multi-employer plans, the entity may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Company’s participation in the Pension Plan is outlined in the following table:

Contributions to the Company’s multi-employer pension plans were approximately $54,000 for the year ended December 31, 2018.

Colorado Belle Gaming, LLC and Edgewater Gaming, LLC

Notes to Combined Financial Statements

Note 5.	Related-Party Transactions

The Company has entered into a casino/hotel management agreement with Marnell Gaming Management, LLC, whose members are the Anthony A. Marnell III Trust and Alisa Marnell Trust, which provides for a fixed annual management fee of $2,000,000, payable quarterly, plus manager’s costs, as defined, so long as the parent’s loan agreement with a lender is not in default. The Company made payments of approximately $2,000,000 for the year ended December 31, 2018. The management agreement expires in May 2021 and will then automatically renew on a year-to-year basis. Accrued but unpaid management fees at December 31, 2018, were approximately $167,000.

Note 6.	Commitments and Contingencies

Leases: The Company enters into a variety of short-term leases from time to time. Future minimum lease payments under these leases are as follows:

Total rent expense was approximately $1,708,000 for the year ended December 31, 2018.

Litigation: The Company is involved in litigation arising in the normal course of business. In the opinion of management, such litigation and claims will not have a material effect on the Company’s financial condition, results of operations, or cash flows. The Company believes there is a sufficient amount accrued to satisfy any settlements of outstanding claims.

Employment agreements: The Company has various employment contracts with management personnel, which include standard terms such as salary, bonus and severance. The severance packages include a salary payout for “termination without cause” or the employee resigning for “just cause” as defined in the agreements, ranging from six to 18 months.

Note 7.	Leasing Arrangements

In May 2016, the Company entered into an operating lease with a third party to lease rooftop space at one of the Properties for the purpose of operating antenna equipment. The lessee paid approximately $445,000 up front for the right to lease the space for a term of 50 years. The Company has recorded a deferred liability related to this lease of approximately $421,000 as of December 31, 2018, which is reflected in other liabilities on the combined balance sheets.

A third party leases space in the Properties for the purpose of operating race books and sports pools. The leases require minimum monthly payments to be made to the Company in the amount of $10,000. The agreements also contain provisions for additional percentage rent based on monthly net revenue. There were approximately $68,000 of percentage rents paid to the Company during the year ended December 31, 2018.

Colorado Belle Gaming, LLC and Edgewater Gaming, LLC

Notes to Combined Financial Statements

Note 7.	Leasing Arrangements (Continued)

The Company has also entered into other operating leases that expire at various dates through December 2018. Certain of those leases require only the payment of rent based on a percentage of sales.

Total rental income, which is included in the combined statement of income as other revenues, was approximately $1,103,000 for the year ended December 31, 2018, including rents based on a percentage of revenue of approximately $944,000.

Note 8.	Subsequent Events

Pursuant to the Membership Interest Purchase Agreement (Purchase Agreement) dated July 14, 2018, by and between Marnell Gaming, LLC and Golden Entertainment, Inc. (the Purchaser), on January 14, 2019, the Company completed the sale of all of the outstanding equity interests of CB and EG to the Purchaser for aggregate consideration consisting of $155 million in cash (subject to adjustment pursuant to the Purchase Agreement) and the issuance of 911,002 shares of the Purchaser’s common stock.